IN UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


------------------------------------------x
In re:                                    :  Chapter 7
                                          :
EDISON BROTHERS STORES, INC.,             :  Case Nos. 99-529
et al.,                                   :  through 99-536 (EIK)
-- --                                     :  Jointly Administered
                                          :
                        Debtors.          :
                                          :
------------------------------------------x
------------------------------------------x
EBS PENSION L.L.C.,                       :
                                          :
            Plaintiff,                    :
                                          :
                                          :
            v.                            :  Adv. Proc. No. A-99-115 (EIK)
                                          :
EDISON BROTHERS STORES, INC.,             :
et al.,                                   :
-- --                                     :
                                          :
                        Defendants.       :
------------------------------------------x



                                NOTICE OF APPEAL
                                ----------------

TO:

Charlene Davis, Esquire                  Thomas Moers Mayer, Esquire
THE BAYARD FIRM                          Jason E. Epstein, Esquire
222 Delaware Avenue                      KRAMER LEVIN NAFTALIS & FRANKEL LLP
Suite 900                                919 Third Avenue
Wilmington, Delaware 19899               New York, New York 10022
Counsel for Alan M. Jacobs               Special Counsel for Alan M. Jacobs
Chapter 7 Trustee                        Chapter 7 Trustee

Office of the United States Trustee      Office of the United States Trustee
601 Walnut Street                        844 King Street, Room 2311
The Curtis Center, 950 West              Wilmington, DE 19801
Philadelphia, PA 19106

            PLEASE TAKE NOTICE that EBS Pension, L.L.C. ("EBS"), by and through its undersigned counsel, hereby appeals to the United States District Court for the District of Delaware from the Opinion and Order entered by the Bankruptcy Court for the United States District Court for the District of Delaware dated October 11, 2001, pursuant to Rule 8001 of the Federal Rules of Bankruptcy Procedure, denying EBS' Motion for Entry of Judgment and for Prejudgment Interesy and granting Debtors' Motion for Final Judgment. A copy of the Court's Opinion and Order dated October 11, 2001 is attached hereto as Exhibit A.

            The name of all parties to the Opinion and Order and their respective attorneys are as set forth above.


                               ASHBY & GEDDES



                               /s/ Gregory A. Taylor
                               ----------------------------------------
                              Christopher S. Sontchi (I.D. #3159)
                              Gregory A. Taylor (I.D. #4008)
                              222 Delaware Avenue, 17th Floor
                              P.O. Box 1150
                              Wilmington, DE 19899
                              (302) 654-1888

                                                   and

                              JONES, DAY, REAVIS & POGUE
                              James A. White
                              Toni-Ann Citera
                              Mark Cody
                              777 West Wacker Drive
                              Chicago, IL 60601-1692
                              (312) 782-3939
                              Attorneys for EBS Pension, L.L.C.


Dated:      October 22, 2001





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